UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  April 1, 2003



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------------     ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000


1-5924            TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000



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Item 5.  Other Events
---------------------

     On April 1, 2003, UniSource Energy Corporation (UniSource Energy) and Citizens Communications Company (Citizens) reached a proposed settlement agreement (Settlement Agreement) with the Arizona Corporation Commission Staff addressing rate case and financing issues in the planned acquisition by UniSource Energy of the Citizens Arizona gas and electric assets. If the ACC approves the Settlement Agreement, the changes in rates and financing approvals will take effect once the acquisition is completed, which is expected to occur in July 2003. The acquisition has not yet been approved by the Federal Energy Regulatory Commission or the Securities and Exchange Commission.

     Under the terms of the Settlement Agreement, UniSource Energy will form one or more wholly-owned subsidiaries to own and operate the acquired assets (collectively, the New Companies) and it may also form an intermediate holding company to finance and own the New Companies.

     The Settlement Agreement includes the resolution of two pending rate issues before the ACC: (1) a gas utility base rate case and (2) a review of the electric utility purchase power and fuel adjustment clause. The Settlement Agreement provides for a 20.9 percent increase in gas rates compared with the 29 percent increase requested by Citizens. Because UniSource Energy is acquiring the gas utility assets at a discounted purchase price, the amount of rate recovery required is less than under the Citizens rate case. The gas utility rate case also takes into account a $10 million permanent reduction to the gas rate base due to a disallowance for certain capital expenditures for gas infrastructure, thereby reducing the revenue level to be recovered from ratepayers. In addition, the Settlement Agreement allows for a 22 percent increase in electric utility rates, compared with the 45 percent requested by Citizens. The allowed electric rate increase represents the full recovery in rates of the costs of a long-term purchase power contract on a going forward basis. At the same time, UniSource Energy agreed to forfeit the collection of approximately $135 million in deferred purchased power costs under the same contract that had been incurred by Citizens but had not been collected from Citizens' customers. If the Settlement Agreement is approved, the revised electric and gas tariffs would be effective upon the completion of the acquisition. The Settlement Agreement also imposes a general rate case moratorium for a period of three years from the date the ACC approves the settlement order.

     The financing provisions of the Settlement Agreement authorize the New Companies to issue new debt and equity securities to fund the acquisition of the Citizens gas and electric assets and to provide for initial working capital requirements. The Settlement Agreement also authorizes UniSource Energy's wholly-owned subsidiary, Tucson Electric Power Company (TEP), to loan up to $50 million to UniSource Energy to fund the purchase. In addition, the Settlement Agreement waives the existing requirement that 30 percent of the proceeds of public stock issuance be invested in TEP, so long as the purpose of the equity issuance is to help finance the Citizens purchase.

     The Settlement Agreement limits dividends from the New Companies to 75 percent of earnings until equity capitalization of 40 percent is attained. The Settlement Agreement also modifies TEP's dividend limitation. Currently, TEP may not pay dividends in excess of 75 percent of its earnings until equity capitalization of 37.5 percent is attained. Under the Settlement Agreement, equity capitalization of 40 percent must be attained by TEP to exceed the dividend limitation.

     The Settlement Agreement is subject to the review and approval of the ACC and may be amended or supplemented prior to, or in conjunction with, the approval. An administrative law judge for the ACC will review the Settlement Agreement during a hearing that begins May 1, 2003. UniSource Energy expects that the ACC will approve a settlement agreement by June or July 2003.


Item 7.  Financial Statements and Exhibits
------------------------------------------

Exhibit 99 Settlement Agreement - UniSource Energy Corporation's Acquisition of Citizens Communication Company's Gas and Electric Utility Assets.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.


                                     UNISOURCE ENERGY CORPORATION
                                     ----------------------------
                                             (Registrant)


Date: April 11, 2003                    /s/  Kevin P. Larson
                                     ----------------------------
                                             Kevin P. Larson
                                     Vice President and Principal
                                           Financial Officer



                                     TUCSON ELECTRIC POWER COMPANY
                                     -----------------------------
                                             (Registrant)


Date: April 11, 2003                    /s/  Kevin P. Larson
                                     -----------------------------
                                             Kevin P. Larson
                                      Vice President and Principal
                                           Financial Officer

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